Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212619) of our report dated March 21, 2016 relating to the financial statements of Moleculin Biotech, Inc. as of December 31, 2015 and for the period from July 28, 2015 (Inception) to December 31, 2015 which appears in this Annual Report on Form 10-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 3, 2017